UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Liberty Global plc

(Exact name of Registrant as specified in its charter)

England and Wales		98-1112770
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

38 Hans Crescent, London, England	SW1X 0LZ
(Address of principal executive offices)	(Zip code)

+44.20.7190.6449

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On June 7, 2013, Liberty Global, Inc., a Delaware corporation (“Liberty Global”), Liberty Global plc, a public limited company organized under English law (formerly known as Lynx Europe Limited) (the “Company”) and Virgin Media Inc., a Delaware corporation (“Virgin Media”) completed the previously-announced business combination transaction pursuant to which the Company became the publicly-held parent company of the successors by merger to Liberty Global and Virgin Media (the “Mergers”). In connection with the Mergers and pursuant to the Agreement and Plan of Merger dated as of February 5, 2013, as amended on March 6, 2013 (the “Merger Agreement”), by and among Liberty Global, the Company, Lynx US MergerCo 1 LLC (“Lynx Merger Sub 1”), Lynx US MergerCo 2 LLC (“Lynx Merger Sub 2”), Viper US MergerCo 1 LLC (“Viper Merger Sub 1”), Viper US MergerCo 2 LLC (“Viper Merger Sub 2”) and Virgin Media, (a) Viper Merger Sub 2 was merged with and into Virgin Media, with Virgin Media as the surviving entity (the “First Viper Merger”), (b) immediately thereafter, and as part of the same plan, Virgin Media as the surviving entity was then merged with and into Viper Merger Sub 1, with Viper Merger Sub 1 as the surviving entity (renamed Virgin Media Inc.), (c) immediately thereafter, and as part of the same plan, Lynx Merger Sub 2 was merged with and into Liberty Global, with Liberty Global as the surviving entity (the “First Lynx Merger”), and (d) immediately thereafter, and as part of the same plan, Liberty Global as the surviving entity was then merged with and into Lynx Merger Sub 1, with Lynx Merger Sub 1 as the surviving entity (renamed Liberty Global, Inc.).

In connection with the First Viper Merger, each share of common stock, par value $0.01 per share, of Virgin Media was converted into the right to receive (a) 0.2582 of a Class A ordinary share of the Company, (b) 0.1928 of a Class C ordinary share of the Company and (c) $17.50 in cash (without interest). In connection with the First Lynx Merger, each share of Series A common stock, par value $0.01 per share, of Liberty Global was converted into the right to receive one Class A ordinary share of the Company, each share of Series B common stock, par value $0.01 per share, of Liberty Global was converted into the right to receive one Class B ordinary share of the Company and each share of Series C common stock, par value $0.01 per share, of Liberty Global was converted into the right to receive one Class C ordinary share of the Company. Each Class A ordinary share of the Company will be entitled to one vote per share, each Class B ordinary share of the Company will be entitled to ten votes per share and each Class C ordinary shares of the Company will be issued without voting rights.

Based on the number of shares of common stock of Liberty Global and Virgin Media that were outstanding as of June 6, 2013, the Company had outstanding, immediately following the closing of the Mergers, approximately 211.6 million Class A ordinary shares, 10.2 million Class B ordinary shares and 158.1 million Class C ordinary shares. These outstanding amounts do not include any ordinary shares issuable upon exercise or conversion of options or other convertible securities, including as a result of the conversion of Virgin Media’s outstanding 6.50% convertible senior notes due 2016.

The issuance of ordinary shares of the Company in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S–4 (File No. 333–187100), filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 1, 2013 (the “Form S-4”).

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the ordinary shares of the Company are deemed to be registered under Section 12(b) of the Exchange Act and, accordingly, the Company (as the successor issuer to Liberty Global) will be subject to the reporting obligations under Sections 13 and 15(d) of the Exchange Act. The three classes of ordinary shares of the Company will begin trading on June 10, 2013 on the NASDAQ Global Select Market under the same ticker symbols “LBTYA”, “LBTYB” and “LBTYK”.

Based upon the facts available to the Company and its current projections as of the date of this Current Report, the Company believes that, as structured, the exchange of Liberty Global common stock for ordinary shares of the Company pursuant to the Mergers may not be taxable to United States (“U.S.”) stockholders of Liberty Global common stock for U.S. federal income tax purposes. However, the tax free treatment for the exchange of Liberty Global common stock for Company ordinary shares is not certain and depends on various factual and legal inquiries. The factual determination regarding the tax treatment of the Mergers depends, in part, on the calculation of aggregate U.S. shareholder gain and tax basis at the time of the Mergers and earnings and profits of Lynx Merger Sub 1 for the 2013 taxable year. This factual determination, therefore, cannot be made until after the end of 2013 and there can be no assurance that the various factual tests will in fact be satisfied. In addition, even if the factual tests are satisfied, there can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not challenge the non-taxable treatment of such exchange based upon their view of the legal issues involved or that a court will not agree with the IRS in the event of litigation. For more information regarding the material tax considerations for the Mergers, see the “The Mergers—Material Tax Considerations for the Mergers—Material U.S. Federal Income Tax Considerations” of the joint proxy statement/prospectus, dated May 1, 2013, that forms a part of the Form S-4. The Company will provide updated and additional information relevant to the tax treatment of Mergers to investors on the investor relations section of its website (http://www.libertyglobal.com/ir.html), including to account for 2013 year-end information. Information included on this website is not incorporated by reference into this Current Report. Former Liberty Global stockholders are urged to consult with their own tax advisors as to the U.S. federal income tax treatment of the exchange of Liberty Global common stock for Company ordinary shares.

A copy of the Merger Agreement is attached as Exhibit 2.1 to Liberty Global’s Current Report on Form 8-K filed February 7, 2013 and the amendment thereto is attached as Exhibit 2.1 to Liberty Global’s Current Report on Form 8-K filed March 8, 2013. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text thereof set forth in such Exhibits 2.1.

In this Current Report, convenience translations into U.S. dollars are calculated as of June 6, 2013.

Item 1.01 Entry into a Material Definitive Agreement.

Deed of Assumption and Incentive Plans

On June 7, 2013, in connection with the completion of the Mergers, the Company executed and delivered a Deed of Assumption pursuant to which the Company assumed the Liberty Global, Inc. 2005 Incentive Plan (as amended and restated effective June 7, 2013, the “Incentive Plan”), the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (as amended and restated effective June 7, 2013, the “Director Plan”) and the Virgin Media Inc. 2010 Stock Incentive Plan (as amended and restated effective June 7, 2013, the “Virgin Media Incentive Plan”). The foregoing description of the Deed of Assumption is qualified in its entirety by reference to the full text thereof set forth in Exhibit 10.1 and incorporated herein by reference.

Copies of the Incentive Plan, the Director Plan and the Virgin Media Incentive Plan are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. A summary of the principal terms of each of the Incentive Plan, the Director Plan and the Virgin Media Incentive Plan is provided below and is qualified in its entirety by reference to the full text thereof set forth in Exhibits 10.2, 10.3 and 10.4, respectively.

Incentive Plan

The Incentive Plan is administered by the compensation committee of the Company’s board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Incentive Plan is designed to provide additional remuneration to employees of the Company and its subsidiaries for exceptional service and to encourage their investment in the Company. In addition, under an appendix to the Incentive Plan, the Company may provide additional remuneration to independent consultants of the Company and its subsidiaries. The compensation committee may grant non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, stock units, performance awards or any combination of the foregoing under the Incentive Plan. All awards granted under Incentive Plan must be settled in ordinary shares of the Company only. Under an appendix to the Incentive Plan, the compensation committee may grant awards that are payable in cash or a combination of cash and ordinary shares of the Company.

Awards under the Incentive Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Incentive Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse, and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder’s termination of employment with the Company, of any unvested options, SARs, stock units or restricted shares and the period during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the Incentive Plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement.

The maximum number of ordinary shares of the Company with respect to which awards may be granted under the Incentive Plan is currently 50 million, subject to anti-dilution and other adjustment provisions of the Incentive Plan, of which no more than 25 million may be issued in Class B ordinary shares. With limited exceptions, no person may be granted in any calendar year awards covering more than 4 million ordinary shares, of which no more than 2 million may consist of Class B ordinary shares. In addition, no person may receive payment for cash awards under an appendix to the Incentive Plan during any calendar year in excess of $10 million. Ordinary shares of the Company issuable pursuant to awards made under the Incentive Plan will be fully paid and, to the extent permitted by the laws of England and Wales, made available from either ordinary shares acquired by or gifted to the Company, newly allotted and issued ordinary shares, or ordinary shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Incentive Plan.

The Incentive Plan had 5,655,633 ordinary shares available for grant as of June 7, 2013. These shares may be awarded in any class of ordinary shares. The available ordinary shares do not reflect any reserve for shares that may be issued with respect to performance share units granted in 2012, subject to performance and vesting conditions.

Director Plan

The Director Plan is designed to provide a method whereby non-employee directors may be awarded additional remuneration for the services they render on the Company’s board of directors and committees of the board of directors, and to encourage their investment in the Company’s capital stock. The Director Plan is administered by the full board of directors of the Company. The board of directors has the full power and authority to grant eligible non-employee directors the awards described below and to determine the terms and conditions under which any awards are made.

The board of directors may grant non-qualified stock options, SARs, restricted shares, stock units or any combination of the foregoing under the Director Plan. Only non-employee members of the Company’s board of directors are eligible to receive awards under the Director Plan. The maximum number of ordinary shares of the Company with respect to which awards may be issued under the Director Plan is 10 million, subject to anti-dilution and other adjustment provisions of the Director Plan. These shares may be awarded in any class of ordinary shares of the Company, except that no more than five million class B ordinary shares may be awarded under the Director Plan. Ordinary shares of the Company issuable pursuant to awards made under the Director Plan will be fully paid and, to the extent permitted by the laws of England and Wales, to the extent permitted by the laws of England and Wales, made available from either ordinary shares acquired by or gifted to the Company, newly allotted and issued ordinary shares. The Director Plan had 8,909,545 shares available for grant as of June 7, 2013.

In the event a non-employee director’s service terminates by reason of disability or death, all outstanding equity awards held by such director will vest in full. In the event of an approved transaction, board change or control purchase (each as defined in the Director Plan), all equity awards then outstanding under the Director Plan will vest in full, unless, in the case of an approved transaction, the board determines, in its discretion, that effective provision has been made for the award to be assumed or replaced with an equivalent equity award. If a non-employee director’s service on the Company’s board of directors is terminated for cause (as defined in the Director Plan), such director’s outstanding equity awards will be forfeited.

Virgin Media Incentive Plan

The Virgin Media Incentive Plan is administered by the compensation committee of the Company’s board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Virgin Media Incentive Plan is designed to provide additional remuneration to, and to encourage share ownership by, employees of Virgin Media Inc. and its divisions and subsidiary corporations and other affiliates, and eligible employees of the Company and its subsidiaries. Individuals who were employees of Liberty Global or any of its subsidiaries as of June 6, 2013 are not eligible to receive awards under the Virgin Media Incentive Plan. In addition, under an appendix to the Virgin Media Incentive Plan, the Company may provide additional remuneration to independent contractors. The compensation committee may grant stock options, SARs, restricted shares, stock units, performance awards or any combination of the foregoing under the Virgin Media Incentive Plan. All awards granted under Virgin Media Incentive Plan must be settled in ordinary shares only. Under an appendix to the Virgin Media Incentive Plan, the compensation committee may grant awards that are payable in cash or a combination of cash and ordinary shares. The Virgin Media Incentive Plan provides for the ability of the compensation committee to adopt sub plans for tax-efficient grants to United Kingdom (“U.K.”) residents.

Awards under the Virgin Media Incentive Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the Virgin Media Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Virgin Media Incentive Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse, and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder’s termination of employment with the company, of any unvested options, SARs, stock units or restricted shares and the period during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the Incentive Plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement.

Prior to completion of the Mergers, the aggregate number of shares of common stock of Virgin Media as to which awards could be granted under the Virgin Media Incentive Plan could not exceed 11,000,000 plus remaining shares in the Virgin Media Inc. 2006 Stock Incentive Plan or that would otherwise be forfeited into such plan, subject to anti-dilution and other adjustment provisions of the Virgin Media Incentive Plan. No person may be granted in any calendar year awards covering more than 2,880,000 ordinary shares. Ordinary shares of the Company issuable pursuant to awards made under the Virgin Media Incentive Plan will be fully paid and, to the extent permitted by the laws of England and Wales, made available from either ordinary shares acquired by or gifted to the Company, newly allotted and issued ordinary shares, or ordinary shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Virgin Media Incentive Plan.

The Virgin Media Incentive Plan had 12,412, 285 ordinary shares available for grant as of June 7, 2013, plus shares that would otherwise be forfeited into the Virgin Media Incentive Plan and certain other incentive plans of Virgin Media. These shares may be awarded in any class of ordinary shares.

Virgin Trademark Agreements

Virgin Media owns or has the right to use registered trademarks, which in some cases are, and in others may be, of material importance to its business. This includes the exclusive right to use the “Virgin” name and logo under licenses from Virgin Enterprises Limited in connection with Virgin Media’s corporate activities and the activities of its consumer and business operations. These licenses, which expire in April 2036, are exclusive to Virgin Media within the U.K. and Ireland, and are subject to renewal on terms to be agreed. They entitle Virgin Media to use the “Virgin” name for the television, broadband internet, fixed line telephony and mobile phone services Virgin Media provides to its consumer and business customers, and in connection with the sale of certain communications equipment, such as set-top boxes and cable modems. These license agreements provide for an annual royalty of 0.25% of certain consumer, business and content revenues, subject to a minimum annual royalty, subject to inflationary adjustments, of £8.5 million ($13.3 million) in relation to Virgin Media’s consumer operations, and £1.5 million ($2.3 million) in relation to Virgin Media’s business operations. Under the agreements, Virgin Media has worldwide exclusivity over the name “Virgin Media” and “Virgin Media Inc.” Virgin Media’s business division also has a license to use the name “Virgin Media Business” for the provision of business communications services.

Copies of the Virgin license agreements are attached hereto as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference. The foregoing description of the Virgin license agreements is qualified in its entirety by reference to the full text thereof set forth in Exhibits 10.5, 10.6, 10.7 and 10.8, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on June 7, 2013, pursuant to the Merger Agreement, the Mergers were completed.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2013, Liberty Global notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the First Lynx Merger and that, as described above, the shares of each series of Liberty Global common stock were converted into the right to receive a share of the corresponding class of Company ordinary shares.

Pursuant to Liberty Global’s written request to NASDAQ, the listing of the Liberty Global common stock on The NASDAQ Global Select Market will be suspended prior to the open of trading on June 10, 2013. Liberty Global also requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 with respect to the Liberty Global common stock. In addition, Liberty Global will file with the SEC a certification and notice of termination of registration on Form 15 requesting that the Liberty Global common stock be deregistered under Section 12(b) of the Exchange Act, and that the reporting obligations of Liberty Global under Sections 13 and 15(d) of the Exchange Act be suspended.

Pursuant to Rule 12g-3(c) under the Exchange Act, the ordinary shares of the Company are deemed to be registered under Section 12(b) of the Exchange Act and, accordingly, the Company (as the successor issuer to Liberty Global) will be subject to the reporting obligations under Sections 13 and 15(d) of the Exchange Act. The three classes of ordinary shares of the Company will begin trading on June 10, 2013 on the NASDAQ Global Select Market under the same ticker symbols “LBTYA”, “LBTYB” and “LBTYK”.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 3.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officers

Effective as of the closing of the Mergers, the following individuals, each of whom formerly held a similar position at Liberty Global, assumed the following roles.

Michael T. Fries will serve as President, Chief Executive Officer and Vice Chairman of the Board of the Company and will accordingly serve as the Company’s principal executive officer. Charles H.R. Bracken and Bernard G. Dvorak will each serve as Executive Vice President and Co-Chief Financial Officer, and Mr. Bracken will serve as the Company’s principal financial officer while Mr. Dvorak will serve as the Company’s principal accounting officer. Each of these individuals have assumed these roles and will serve in such roles until the first annual meeting of the Company’s board of directors or until their respective successors have duly assumed such roles, or until their earlier death, resignation, disqualification or removal from office. Biographical and other information concerning each of these individuals is included in Amendment No. 1 to Liberty Global’s Annual Report on Form 10-K/A filed on April 25, 2013 under Item 10 and is incorporated herein by reference.

Mr. Bracken is party to an Executive Service Agreement, dated as of December 15, 2004 (the “Bracken Service Agreement”), with UGC Europe, Inc., a subsidiary of the Company. The Bracken Service Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by Liberty Global Europe Ltd. (“LGE”) at any time upon shorter notice and payment to Mr. Bracken of his salary and benefits for any unexpired portion of the six-month notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If LGE terminates Mr. Bracken’s employment other than for cause or disability, Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his basic salary and benefits for six months, subject to his signing a release. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, LGE may reduce future payments under the Bracken Service Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.

A copy of the Bracken Service Agreement is attached hereto as Exhibit 10.9 and is incorporated herein by reference. The foregoing description of the Bracken Service Agreement is qualified in its entirety by reference to the full text thereof set forth in Exhibit 10.9.

Each of the officers mentioned above is party to an indemnification agreement with Liberty Global, pursuant to which Liberty Global has agreed to indemnify Liberty Global’s officers in their capacities as executive officers to the fullest extent permitted by law, the advancement of expenses in connection with any claims, investigations or legal proceedings, and certain procedures for determining whether the executive officer is entitled to indemnification.

(d) Appointment of Directors

Effective as of the closing of the Mergers, each of the following individuals was designated and appointed to the Company’s board of directors, which is divided among three classes.

Miranda Curtis, John W. Dick, J.C. Sparkman and J. David Wargo were each designated to be a Class I director of the Company, whose terms will expire at the annual meeting of the Company’s stockholders in the year 2014. Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell were each designated to be a Class II director of the Company, whose terms will expire at the annual meeting of the Company’s stockholders in the year 2015. John P. Cole, Jr., Richard R. Green, David E. Rapley and Andrew Cole were each designated to be a Class III director of the Company, whose terms will expire at the annual meeting of the Company’s stockholders in the year 2016. At each annual meeting of the Company’s stockholders, the successors of that class of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. Biographical and other information concerning each of these individuals other than Andrew Cole is included in Amendment No. 1 to Liberty Global’s Annual Report on Form 10-K/A under Item 10 filed on April 25, 2013 and is incorporated herein by reference. Biographical and other information concerning Andrew Cole is included in Amendment No. 3 to Virgin Media’s Annual Report on Form 10-K/A under Item 10 filed on April 24, 2013 and is incorporated herein by reference.

Each of the above named directors other than Andrew Cole was formerly a director of Liberty Global. Andrew Cole was formerly a director of Virgin Media.

The Company shall enter into deeds of indemnity with the above named directors and its executive officers under which the Company will indemnify them, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them in the event that they are a party to or involved in any claim arising in connection with their appointment as director, officer, employee, agent or fiduciary of the Company or its subsidiary undertakings or another corporation at the request of the Company. A copy of the form of the deed of indemnity is attached hereto as Exhibit 10.10 and is incorporated herein by reference. The foregoing summary of such deeds of indemnity is qualified in its entirety by reference to the full text thereof set forth in Exhibit 10.10.

(e) Compensatory plans, contracts or arrangements

Effective January 1, 2011, Liberty Global Europe B.V. (“LGE BV”) entered into an Employment Agreement (the “Karsten Employment Agreement”) with Diederik Karsten in connection with his appointment as Managing Director, European Broadband Operations of LGE BV. In February 2012, LGE BV and Mr. Karsten amended the Karsten Employment Agreement solely to reflect a new title, Executive Vice President, European Broadband Operations. The Karsten Employment Agreement has an indefinite term and may be terminated by LGE BV upon six months’ notice or by Mr. Karsten upon three months’ notice. In either case, Mr. Karsten’s equity awards will continue to vest during the applicable notice period. Mr. Karsten’s employment may also be terminated immediately upon notice for cause. In the event Mr. Karsten becomes disabled and the disability continues over a year, LGE BV may reduce future payments under the Karsten Employment Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Karsten’s disability or, under certain circumstances, terminate his employment as described above.

A copy of the amended Karsten Employment Agreement is attached hereto as Exhibit 10.11 and is incorporated herein by reference. The foregoing description of the Karsten Employment Agreement is qualified in its entirety by reference to the full text of such agreement set forth in Exhibit 10.11.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2013, in connection with the Mergers, the Company was re-registered as a public limited company under the U.K. Companies Act 2006 and changed its name to Liberty Global plc, and in connection therewith, adopted the Articles of Association in the form attached hereto as Exhibit 3.1 hereto and incorporated herein by reference. The differences between the terms of the restated certificate of incorporation and bylaws of Liberty Global and Virgin Media and the Articles of Association were previously disclosed in the joint proxy statement/prospectus of Liberty Global and Virgin Media filed with the SEC on May 1, 2013 that forms a part of the Form S-4, and first mailed to stockholders of Liberty Global and Virgin Media on or about May 2, 2013. In addition, the description of the ordinary shares of the Company set forth under the heading “Description of New Liberty Global Shares” in the Form S-4 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release dated June 7, 2013 announcing the closing of the Mergers is attached hereto as Exhibit 99.1 and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The historical consolidated financial statements of Virgin Media that are required by this Item are substantially the same as those that were incorporated by reference into the Form S-4 that was declared effective on May 1, 2013. Accordingly, no additional historical consolidated financial statements of Virgin Media are required to be included herein.

(b) Pro forma financial information

The pro forma financial information of the Company that is required by this Item is substantially the same as the pro forma information that was included in the Form S-4 that was declared effective on May 1, 2013. Accordingly, no additional pro forma information of the Company is required to be included herein.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Association of Liberty Global plc, adopted by Special Resolutions passed on May 30, 2013.

10.1	Deed of Assumption of Liberty Global plc, dated June 7, 2013.

10.2	Liberty Global, Inc. 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the “Incentive Plan”).

10.3	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (as amended and restated effective June 7, 2013) (the “Director Plan”).

10.4	Virgin Media Inc. 2010 Stock Incentive Plan (as amended and restated effective June 7, 2013).

10.5	Trade Mark Licence, dated as of April 3, 2006, between Virgin Enterprises Limited and NTL Group Limited (incorporated by reference to Exhibit 10.2 to Virgin Media’s Quarterly Report on Form 10-Q filed on August 9, 2006 (File No. 000-50886)).

10.6	Amendment Letter No. 1, effective February 8, 2007, to the Trade Mark Licence between Virgin Enterprises

Limited and Virgin Media Limited dated April 3, 2006 (incorporated by reference to Exhibit 10.5 to Virgin Media’s Quarterly Report on Form 10-Q filed on August 8, 2007 (File No. 000-50886) (the “Virgin Media November 2007 10-Q”)).

10.7	Amendment Letter No. 2, dated as of October 1, 2007, to the Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated April 3, 2006 (incorporated by reference to Exhibit 10.6 to the Virgin Media November 2007 10-Q).

10.8	Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated December 16, 2009 (incorporated by reference to Exhibit 10.83 to Virgin Media’s Annual Report on Form 10-K filed on February 26, 2010 (File No. 000-50886)).

10.9	Executive Service Agreement, dated December 15, 2004, between UPC Services Limited and Charles Bracken (incorporated by reference to Exhibit 10.36 to Liberty Global’s Annual Report on Form 10-K filed on February 24, 2010 (File No. 000-51360)).

10.10	Form of Deed of Indemnity.

10.11	Employment Agreement effective January 1, 2011, between Liberty Global Europe B.V. and Diederik Karsten (incorporated by reference to Exhibit 10.45 to Liberty Global’s Annual Report on Form 10-K filed February 24, 2011 (File No. 000-51360)).

99.1	Press Release dated June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2013

Liberty Global plc

By:	/s/ Randy L. Lazzell
Randy L. Lazzell
Vice President

EXHIBITS

Exhibit No.	Description

3.1	Articles of Association of Liberty Global plc, adopted by Special Resolutions passed on May 30, 2013.

10.1	Deed of Assumption of Liberty Global plc, dated June 7, 2013.

10.2	Liberty Global, Inc. 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the “Incentive Plan”).

10.3	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (as amended and restated effective June 7, 2013) (the “Director Plan”).

10.4	Virgin Media Inc. 2010 Stock Incentive Plan (as amended and restated effective June 7, 2013).

10.5	Trade Mark Licence, dated as of April 3, 2006, between Virgin Enterprises Limited and NTL Group Limited (incorporated by reference to Exhibit 10.2 to Virgin Media’s Quarterly Report on Form 10-Q filed on August 9, 2006 (File No. 000-50886)).

10.6	Amendment Letter No. 1, effective February 8, 2007, to the Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated April 3, 2006 (incorporated by reference to Exhibit 10.5 to Virgin Media’s Quarterly Report on Form 10-Q filed on August 8, 2007 (File No. 000-50886) (the “Virgin Media November 2007 10-Q”)).

10.7	Amendment Letter No. 2, dated as of October 1, 2007, to the Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated April 3, 2006 (incorporated by reference to Exhibit 10.6 to the Virgin Media November 2007 10-Q).

10.8	Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated December 16, 2009 (incorporated by reference to Exhibit 10.83 to Virgin Media’s Annual Report on Form 10-K filed on February 26, 2010 (File No. 000-50886)).

10.9	Executive Service Agreement, dated December 15, 2004, between UPC Services Limited and Charles Bracken (incorporated by reference to Exhibit 10.36 to Liberty Global’s Annual Report on Form 10-K filed on February 24, 2010 (File No. 000-51360)).

10.10	Form of Deed of Indemnity.

10.11	Employment Agreement effective January 1, 2011, between Liberty Global Europe B.V. and Diederik Karsten (incorporated by reference to Exhibit 10.45 to Liberty Global’s Annual Report on Form 10-K filed February 24, 2011 (File No. 000-51360)).

99.1	Press Release dated June 7, 2013.